Exhibit (4)(vii)(8)

GMIB Rider Exchange Acceptance Form: Please sign and return

<OWNER FULL NAME>

<JOINT OWNER FULL NAME>

Contract Number <#########>

This form must be properly completed and received by close of New York Stock Exchange on or before <MM/DD/YYYY>

By signing below, I acknowledge and understand:

•	I am electing to terminate my GMIB rider. Such election is irrevocable. I cannot reinstate my GMIB rider.
•	I am accepting an increase in my variable annuity contract value in the amount stated in this letter, < $XXXXXX>*, in return for terminating my GMIB rider.
•	Charges for the GMIB rider will no longer be deducted from my variable annuity contract.
•	MassMutual will add the stated amount in this letter to my variable annuity contract value on the business day that they receive my fully completed and signed GMIB Rider Exchange Acceptance Form.
•	I have received and read the supplement to my variable annuity prospectus.

___________________________________________________

Primary Contract Owner/Authorized Signer                                  Date

___________________________________________________

Joint Contract Owner/Authorized Signer                                       Date

Complete this form and return it in the enclosed, postage paid envelope, or scan it and email it to annfax@massmutual.com, or fax it to 866-329-4272.

* The increase in your contract value will be adjusted for any annuitization of the GMIB value that occurs during the Offer Period.  See the enclosed endorsement for details.

GMIB-BUYBACK LTR 5-6